                             ASSIGNMENT AND ASSUMPTION OF
                             PURCHASE AND SALE AGREEMENT

                                    (EAGLE RIDGE)

          THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this "Assignment Agreement") is made and entered into as of the 20th day of May, 1998 (the "Effective Date"), by and between TROON EAGLE RIDGE LLC, a Delaware limited liability company ("Assignor"), and GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("Assignee").

          THE PARTIES ENTER THIS ASSIGNMENT AGREEMENT on the basis of the following facts, understandings and intentions:

          A. Assignor and Eagle Ridge, L.P., a Delaware limited partnership ("Seller"), have entered into that certain Purchase and Sale Agreement dated as of March 12, 1998 (the "Purchase Agreement"), whereby Assignor agreed, subject to certain terms and conditions set forth therein, to acquire from Seller that certain real property, and improvements located thereon, as more particularly described in the Purchase Agreement (the "Property"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

          B. Assignor desires to assign to Assignee, and Assignor desires to assume from Assignor, Assignor's right and obligation to acquire the Property, together with Assignor's right, title and interest in, to and under the Purchase Agreement on the terms and conditions set forth herein.

          C. At Closing, and in partial consideration of the terms and conditions of this Assignment Agreement, including, without limitation, the obligation of Assignor to deliver the Lease (defined below) to Assignee at Closing, Assignee will convey ________ units of limited partnership interests in Assignee [$1,198,750 divided by the average closing price of common stock of Golf Trust of America, Inc. for the five days prior to Closing] (the "Owner's Shares"), in a private placement offering (the "Offering").

          D. The rights and preferences of holders of the Owner's Shares are summarized in the final Prospectus of Golf Trust of America, Inc. (the "Company") dated November 4, 1997, and the documents incorporated therein, and all documents filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Act") (collectively, the "Offering Documents").

          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

          1. ASSIGNMENT AND ASSUMPTION. As of the Effective Date, Assignor hereby assigns and transfers to Assignee, all of Assignor's right, title and interest in, to and under the Purchase Agreement, and, subject to Section 2 of this Assignment Agreement, Assignee hereby accepts Assignor's assignment and assumes all of Assignor's duties, obligations and responsibilities arising under the Purchase Agreement arising from and after the Effective Date. Nothing contained in this Assignment Agreement shall release Assignor from any of its obligations under the Purchase Agreement.

          2. OBLIGATIONS NOT ASSUMED BY ASSIGNEE. Notwithstanding anything to the contrary contained in this Assignment Agreement, Assignee shall not assume the following obligations of Assignor under the Purchase Agreement:

     (i) to purchase certain vehicles (including jet skis and paddle boats) as listed on Exhibit A attached hereto and incorporated herein by reference;

     (ii) to assume Seller's rights and obligations under the Rental Home Agreements (as defined in the Purchase Agreement).


The foregoing obligations shall specifically be retained by Assignor. The parties agree that the vehicles (as described in subsection (i)) and the rights and obligations under the Rental Home Agreements (as described in subsection
(ii)) shall be pledged to Assignee.

          3. DELIVERIES AT CLOSING. At Closing, Assignor and Assignee shall make the following payments and deliveries:

               a. ASSIGNOR PAYMENTS. Assignor shall pay or deliver into the Escrow Fund the balance of the closing costs, escrow and investment fees required to be paid by Purchaser (as defined in the Escrow Agreement) pursuant to the Escrow Agreement (after giving effect to Assignee's payment pursuant to Section 3(b)(ii)), and shall pay or deliver to Assignee the Secondary Collateral (as defined in the Lease).

               b. ASSIGNEE PAYMENTS. Assignee shall pay or deliver (i) to Seller through escrow $44,000,000 in same day funds, and wired to an account designated by Escrow Holder, (ii) an amount equal to Two Hundred Twenty Six Thousand Two Hundred Fifty Dollars ($226,250) in closing costs, escrow and investment fees required to be paid by Purchaser pursuant to the Escrow Agreement and (ii) to Assignor the Owner's Shares.

               c. MUTUAL DELIVERY. Assignee shall deliver to Assignor an executed counterpart of that certain amended and restated limited partnership agreement relating to Assignee.

          4. REPRESENTATIONS AND WARRANTIES REGARDING THE PURCHASE AGREEMENT. Assignor hereby represents and warrants to Assignee that: (i) there has been no prior assignment by Assignor of the Purchase Agreement; (ii) there has occurred no default under the Purchase Agreement on the part of Assignor or, to Assignor's actual knowledge, on the part of Seller; and (iii) Assignee may rely on all of the representations and warranties made by Assignor to Seller pursuant to Article IV of the Purchase Agreement.

          5. REPRESENTATIONS AND WARRANTIES REGARDING ACQUISITION OF THE OWNER'S SHARES. In connection with the acquisition of the Owner's Shares by Assignor, Assignor makes the following representations and warranties for the benefit of Assignee and the Company:

               a. Assignor represents that it is an "accredited investor" as such term is defined in Rule 501 ("Rule 501") of Regulation D promulgated under the Act and that it is able to bear the economic risk of an investment in the Owner's Shares.

               b. Assignor acknowledges that it has prior investment experience, including investment in non-listed and non-registered securities, and the ability and expertise to evaluate the merits and risks of such an investment on its behalf.

               c. Assignor hereby represents that it has (i) received the Offering Documents and (ii) carefully reviewed the Offering Documents.

               d. Assignor hereby represents that it has been furnished by Assignee during the course of this transaction with all information regarding the Company which it has requested or desired to know; that it has been afforded the opportunity to ask questions of, and receive answers from, duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and has received any additional information which it has requested.

               e. Assignor hereby acknowledges that the offering of Owner's Shares has not been reviewed by, and the fairness of such Owner's Shares has not been determined by, the Commission or any state regulatory authority, since the Offering is intended to be a nonpublic offering pursuant to Section 4(2) of the Act. Assignor represents that the Owner's Shares being acquired by it are being acquired for its own account, for investment and not for distribution of the Owner's Shares to others.

               f. Assignor understands that the Owner's Shares have not been registered under the Act or any state securities or "blue sky" laws and are being sold in reliance on exemptions from the registration requirements of the Act and such laws.

               g. The undersigned, if acting in a representative or fiduciary capacity, has full power and authority to execute and deliver this Assignment Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein on behalf of the subscribing partnership, trust, corporation or other entity for which the undersigned is acting and such partnership, trust, corporation, or other entity has full right and power to subscribe for Shares and perform its obligations pursuant to this Assignment Agreement.

               h. The Company may rely, and shall be protected in acting upon, any papers or other documents which may be submitted to it by the Assignor in connection with the Owner's Shares and which are believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Company shall not have any liability or responsibility with respect to the form, execution or validity thereof.

               i. Assignor hereby represents that the address set forth on Page 1 of the Purchase Agreement is Assignor's principal business address.

               j. The foregoing representations, warranties and agreements, together with all other representations and warranties made or given by the undersigned to Assignee or the Company in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of this Assignment Agreement as if made on and as of such date and shall survive such date and if there should be any material change in such information prior to the Closing, the undersigned will immediately furnish such revised or corrected information to Assignee. Assignor understands that Assignee and the Company will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and Assignor hereby consents to such reliance.

          6.   LEASE, PLEDGE AGREEMENTS AND DEVELOPMENT AGREEMENT.

               a. As a condition to Assignee's performance of its obligations under this Assignment Agreement, at Closing Assignor shall deliver to Assignee executed counterparts of a lease in the form attached hereto as EXHIBIT B (the "Lease"), pledge agreements in the forms attached to the Lease as EXHIBITS D and E (the "Pledge Agreements"), (iii) a pledge agreement in a form agreed by the parties with respect to the items listed in Section 2(i) and (ii) above, (iv) a recordable development agreement with respect to the Additional Parcels substantially in the form attached hereto as EXHIBIT C (the "Development Agreement"), and (v) a Mortgage with respect to the Additional Parcels in the form attached to the Lease as EXHIBIT K (the items listed in subsections (i) through (v) above being, the "Security Agreements").

               b. As a condition to Assignor's performance of its obligations under this Assignment Agreement, at Closing, Assignee shall deliver to Assignor executed counterparts of the Security Agreements.

          7. INDEMNITY. Assignor shall indemnify and hold Assignee harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys' fees and expenses actually incurred, arising out of or in connection with Assignor's failure to observe, perform and discharge each and every one of the covenants, obligations and liabilities of "Purchaser" under the Purchase Agreement to be observed, performed or discharged on, or relating to, or accruing with respect to the period prior to the date of this Assignment Agreement. Assignee shall indemnify and hold Assignor harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys' fees and expenses actually incurred, arising out of or in connection with Assignee's failure, from and after the date of this Assignment Agreement, to observe, perform and discharge each and every one of the covenants, obligations and liabilities assumed by Assignee with respect to the Purchase Agreement and relating to the period from and after the date of this Assignment Agreement.

          8.        FAILURE TO CONSUMMATE PURCHASE AGREEMENT.

     The following subsections (a)-(d) shall be in effect from and after May 22, 1998 until Closing:

     (a) If Assignee and Assignor decide to terminate the Purchase Agreement prior to Closing for a failure of condition or occurrence of any other event permitting Assignee and Assignor to terminate the Purchase Agreement and recover the Initial Deposit without penalty (a "Permitted Termination Condition"), Assignee shall receive a seventy-five percent (75%) share of the Initial Deposit, and Assignor shall receive a twenty-five percent (25%) share of the Initial Deposit.


     (b) If Assignee decides not to consummate the Purchase Agreement for any reason other than a Permitted Termination Condition, Assignor shall have the right to consummate the transaction with a third party. If Assignor consummates the transaction with a third party and gets a credit in the amount of at least One Million Dollars ($1,000,000) for the Initial Deposit, Assignor shall pay $750,000 to Assignee upon the closing of such transaction. If Assignor is unable to so consummate the transaction with a third party, Assignee shall pay $250,000 to Assignor.

     (c) If Assignor decides not to consummate the Purchase Agreement for any reason other than a Permitted Termination Condition, Assignee shall have the right, pursuant to this Assignment, to consummate the transaction with a third party. If Assignee consummates the transaction with a third party and gets a credit in the amount of at least One Million Dollars ($1,000,000.00) for the Initial Deposit, Assignee shall pay $250,000 to Assignor upon the closing of such transaction. If Assignee notifies Assignor of its intention to proceed with the transaction, Assignor shall have no obligation to pay $750,000 to Assignee. If Assignee does not so notify Assignor, Assignor shall pay $750,000 to Assignee.

     (d) If there occurs a material Permitted Termination Condition, and one of Assignee or Assignor desires to waive such Permitted Termination Condition and proceed with the Closing (the "Waiving Party"), and the other desires to terminate the Purchase Agreement (the "Terminating Party"), the Waiving Party shall have the right to consummate the transaction with a third party, and shall be obligated to pay to the Terminating Party, whether any such transaction is consummated or not, the amount of Terminating Party's share of the Initial Deposit (as set forth in subsection (a) above).

          9. NOTICES. All notices, consents, approvals, waivers, and elections which any party shall be required or shall desire to make or give under this Assignment Agreement shall be in writing and shall be sufficiently made or given only when sent by (a) certified mail, return receipt requested,
(b) prepaid overnight delivery service with proof of delivery, or (c) electronic transmission with hard copy to follow as confirmation of receipt, addressed:

     to Assignor:        Troon Eagle Ridge LLC
                         16100 N. Greenway-Hayden Loop
                         Scottsdale, Arizona 85260
                         Attention: John Sauter
                         Telephone:  (602) 606-1000
                         Facsimile:  (602) 606-1010

     with a copy to:     Michael Sloyer, Esq.
                         Mayer Brown & Platt
                         1675 Broadway, Suite 1900
                         New York, NY  10019
                         Telephone:  (212) 506-2515
                         Facsimile:  (212) 262-1910

     to Assignee:        Golf Trust of America, L.P.
                         14 North Adger's Wharf
                         Charleston, South Carolina 29401
                         Attn: W. Bradley Blair, II
                         Telephone:  (803) 723-4653
                         Facsimile:  (803) 723-0479

     with a copy to:     O'Melveny & Myers LLP
                         Embarcadero Center West
                         275 Battery Street, Suite 2600
                         San Francisco, CA 94111-3305
                         Attn: Peter T. Healy, Esq.
                         Telephone:  (415) 984-8700
                         Facsimile:  (415) 984-8701

          10. GOVERNING LAW. This Assignment Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Illinois.

          11. BINDING EFFECT. This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

          12. COUNTERPARTS. This Assignment Agreement may be executed in any number of counterparts, which counterparts, when considered together, shall constitute a single, binding, valid and enforceable agreement.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment Agreement as of the day and year first above written.

                    ASSIGNEE:

                    GOLF TRUST OF AMERICA, L.P.,
                    a Delaware limited partnership

                    By:  GTA GP, Inc.,
                         a Maryland corporation
                    Its: General Partner

                         By:
                            ------------------------
                                W. Bradley Blair, II
                                President and CEO

                    ASSIGNOR:

                    TROON EAGLE RIDGE LLC,
                    a Delaware limited liability company

                    By:   TROON EAGLE RIDGE, INC.
                    Its:  Member

                          By:
                              ------------------
                          Its:
                              ------------------

                                      EXHIBIT A

                                       VEHICLES

All those certain vehicles to be transferred to Purchaser under the Purchase Agreement, including without limitation, jet skis and paddleboats but excluding golf carts.

                                      EXHIBIT B

                                        LEASE

                                      EXHIBIT C

                                DEVELOPMENT AGREEMENT


                                         B-2